SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed  by  the  Registrant                         [X]
Filed  by  a  Party  other  than  the  Registrant  [ ]

Check  the  appropriate  box:
[ ]  Preliminary  Proxy  Statement                 [ ]  Confidential for Use
[X]  Definitive  Proxy  Statement                       of the Commission Only
[ ]  Definitive  Additional  Materials                  (as permitted by Rule
[ ]  Soliciting  Material  Pursuant  to                 14a-6(e)(2))
     Rule  14a-11(c)  or  Rule  14a-12

                              GRILL CONCEPTS, INC.
              -----------------------------------------------------
                (Name of Registrant As Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required.
[ ]  Fee  computed  on  table  below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

1.     Title  of  each  class  of  securities  to  which  transaction  applies:

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2.     Aggregate  number  of  securities  to  which  transaction  applies:

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3.     Per  unit  price  or  other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.     Proposed  maximum  aggregate  value  of  transaction:

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5.     Total  fee  paid:

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[ ]  Fee  paid  previously  with  preliminary  materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount  Previously  Paid:

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2.     Form,  Schedule  or  Registration  Statement  No.:

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3.     Filing  Party:

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4.     Date  Filed:

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

                              GRILL CONCEPTS, INC.
                       11661 San Vicente Blvd., Suite 404
                          Los Angeles, California 90049



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, JUNE 25, 2003



To the Shareholders of Grill Concepts, Inc.:

     An Annual Meeting of Shareholders of Grill Concepts, Inc. (the "Company") will be held at the Daily Grill restaurant located at 2121 Rosecrans, El Segundo, California, at 9:00 a.m., on Wednesday, June 25, 2003 for the following purposes:

1. To elect seven directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2. To consider a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent certifying accountants.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 27, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you are planning to attend the meeting, you are urged to complete, date and sign the enclosed proxy card and return it promptly.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

                                   By Order of the Board of Directors

                                   /s/ Michael Weinstock
                                   ------------------------------------
                                   Michael Weinstock
                                   Chairman


Los Angeles, California
April 28, 2003

                              GRILL CONCEPTS, INC.
                       11661 SAN VICENTE BLVD., SUITE 404
                          LOS ANGELES, CALIFORNIA 90049

                                 ---------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 2003

                                 ---------------

                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Grill Concepts, Inc. (the "Company") for use at the 2003 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the "Annual Meeting"). The Annual Meeting is scheduled to be held at the Daily Grill Restaurant, 2121 Rosecrans, El Segundo, California, on Wednesday, June 25, 2003 at 9:00 a.m. local time. This Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about April 28, 2003.

PROXIES

     The shares represented by any proxy in the enclosed form, if such proxy is properly executed and is received by the Company prior to or at the Annual Meeting prior to the closing of the polls, will be voted in accordance with the specifications made thereon. Proxies on which no specification has been made by the shareholder will be voted FOR the election to the Board of Directors of the nominees of the Board of Directors named herein, FOR the ratification of the appointment of the designated independent accountants, and as the proxy holders deem advisable on other matters that may come before the meeting. Proxies are revocable by written notice received by the Secretary of the Company at any time prior to their exercise or by executing a later dated proxy. Proxies will be deemed revoked by voting in person at the Annual Meeting.

VOTING SECURITIES

     Shareholders of record at the close of business on April 27, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, the total number of shares of common stock of the Company, $0.00004 par value per share (the "Common Stock"), outstanding and entitled to vote was 5,537,071. The holders of all outstanding shares of Common Stock are entitled to one vote for each share of Common Stock registered in their names on the books of the Company at the close of business on the Record Date. Additionally, every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder as of the Record Date, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes.

QUORUM AND OTHER MATTERS

     The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxies in accordance with their best judgment.

     Shares of Common Stock represented by a properly dated, signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Directors will be elected by a plurality of the votes cast at the Annual Meeting. Each of the other matters scheduled to come before the Annual Meeting requires the approval of a majority of the votes cast at the Annual Meeting. Therefore, abstentions and broker non-votes will have no effect on the election of directors or any other matter.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Seven directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and shall have qualified. The Board of Directors has nominated Robert Spivak, Michael Weinstock, Charles Frank, Glenn Golenberg, Lewis Wolff, Stephen Ross and Norman MacLeod to serve as directors (the "Nominees"). Each of the Nominees is currently serving as a director of the Company. Directors shall be elected by shareholders holding a plurality of the shares of Common Stock present at the Annual Meeting. It is the intention of the persons named in the form of proxy, unless authority is withheld, to vote the proxies given them for the election of all of the Nominees. In the event, however, that any one of them is unable or declines to serve as a director, the appointees named in the form of proxy reserve the right to substitute another person of their choice as nominee, in his place and stead, or to vote for such lesser number of directors as may be presented by the Board of Directors in accordance with the Company's Bylaws. The Board of Directors has no reason to believe that any nominee will be unable to serve or decline to serve as a director. Any vacancy occurring between shareholders' meetings, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until the next annual shareholders' meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS.

INFORMATION  REGARDING  NOMINEES

     Set out below is certain information concerning our nominees for election as directors of the Company:

ROBERT SPIVAK                  Director Since 1995                    Age 59
                                                                      ------

Mr. Spivak has served as President, Chief Executive Officer and a director of the Company since 1995. Mr. Spivak was a co-founder of the Company's predecessor, Grill Concepts, Inc. (a California corporation)("GCI") and served as President, Chief Executive Officer and a director of GCI from the company's inception in 1988 until 1995. Prior to forming GCI, Mr. Spivak co-founded, and operated, The Grill on the Alley restaurant in Beverly Hills in 1984. Mr. Spivak is a founder and past president of the Beverly Hills Restaurant Association. Mr. Spivak also chairs the executive advisory board of the Collins School of Hotel and Restaurant Management at California State Polytechnic University at Pomona, is Director Emeritus of the California Restaurant Association and is a member of the Board of Directors of DiRoNA - Distinguished Restaurants of North America.

MICHAEL WEINSTOCK              Director Since 1995                    Age 60
                                                                      ------

Mr. Weinstock has served as Executive Vice President and a director of the Company since 1995 and as Chairman of the Board since 2000. From 1995 to 2000, Mr. Weinstock served as Vice-Chairman of the Board. Mr. Weinstock was a co-founder of GCI and served as Chairman of the Board, Vice President and a director of GCI from 1988 until 1995. Prior to forming GCI, Mr. Weinstock co-founded The Grill on the Alley restaurant in Beverly Hills in 1984. Mr. Weinstock previously served as President, Chief Executive Officer and a director of Morse Security Group, Inc., a security systems manufacturer.

CHARLES FRANK                  Director Since 1995                    Age 55
                                                                      ------

Mr. Frank has been a partner in The Parkside Group of San Francisco, LLC, a private equity investment firm, since 1997. He has also served as President of CAF Restaurant Services, Inc., a restaurant consulting firm, since 1990, and as Chief Financial Officer of MacGregor Golf Company since 2002. Mr. Frank served as President of MSA Industries/ Dupont Flooring Systems, the largest distributor and installer of commercial floor coverings in the country, from 1995 to 1996 when MSA was acquired by DuPont. Prior to 1995, Mr. Frank spent 22 years in the restaurant industry serving as President of both Spectrum Foods, a 16 unit fine dining chain, and Il Fornaio Corporation. Mr. Frank is Chairman of the Audit Committee and Compensation Committee of the Board of Directors of the Company.

GLENN GOLENBERG                Director Since 1995                    Age 62
                                                                      ------

Mr. Golenberg is a Managing Director of Golenberg & Company, formed in 1978, and The Bellwether Group, LLC, merchant banking firms that invest in and provide consulting and financial advisory services to a broad range of businesses.
Prior to forming Golenberg & Company, Mr. Golenberg served in various research and management positions in the investment banking industry from 1966 to 1978. Previously, Mr. Golenberg was a CPA with Arthur Andersen & Co. Mr. Golenberg is a member of the Audit Committee and Compensation Committee of the Board of Directors of the Company.

LEWIS WOLFF                    Director Since 2001                    Age 67
                                                                      ------

Mr. Wolff is Chairman of Wolff DiNapoli LLC and Wolff Urban Management, Inc., real estate acquisition, investment, development and management firms. Mr. Wolff is also co-founder and, since 1994, has served as Chairman of Maritz, Wolff & Co., a privately held hotel investment group that acquires top-tier luxury hotel properties. Maritz, Wolff's holdings exceed $1.0 billion. Since 1999, Mr. Wolff has also served as co-Chairman of Fairmont Hotels & Resorts, a hotel management company formed by Fairmont Hotel Management Company and Canada Pacific Hotels & Resorts, Inc.

STEPHEN ROSS                   Director Since 2001                    Age 54
                                                                      ------

Mr. Ross is a consultant and private investor. From 1989 to 2001, Mr. Ross served as Executive Vice President - Special Projects for the Warner Bros. Division of AOL Time Warner, Inc. Previously, Mr. Ross served as Senior Vice President and General Counsel for Lorimar Telepictures Corporation, and its predecessors, from 1981 to 1989. Since 2001, Mr. Ross has served as a director of MAI Systems Corporation, an information technology solutions provider for the hotel industry.

NORMAN MACLEOD                 Director Since 2001                    Age 52
                                                                      ------

Mr. MacLeod is Executive Vice President of the Sheraton Hotels & Resorts division of Starwood Hotels & Resorts Worldwide, Inc. Mr. MacLeod has served in various management positions with Starwood since 1996, beginning as Area Managing Director for the North American Southeast operations of the company's Westin Hotels & Resorts division and then Executive Vice President of the Westin Hotels & Resorts division and, most recently, Executive Vice President, Operations, North America Division. Previously, Mr. MacLeod served in various management positions with Omni Hotels.

INFORMATION REGARDING EXECUTIVE OFFICERS

     The executive officers are elected to serve annual terms. Certain information concerning the Company's executive officers as of the date of this proxy statement is set forth below, except that information concerning Messrs. Spivak and Weinstock is set forth above under "Information Regarding Nominees."

     DARYL ANSEL. Mr. Ansel, age 41, has served as Chief Financial Officer of the Company since January 2001. Prior to joining the Company, Mr. Ansel served as food and beverage finance manager at Universal Studios from June 1999 to January 2001. Previously, Mr. Ansel owned and operated catering and restaurant businesses from 1990 to 1997, and served, from 1983 to 1990, in various senior finance positions with the University of California, Berkeley.

     JOHN SOLA. Mr. Sola, age 50, has served as Vice President - Operations and Development of the Company since September 2001. Previously, Mr. Sola served as Executive Chef for GCI from 1988 until 1995 when he assumed the position of Vice President - Executive Chef of the Company. Mr. Sola oversees all kitchen operations, including personnel, food preparation and food costs, as well as monitoring and maintaining the overall performance of the kitchens and establishing procedures and policies in connection with the opening of new Daily Grill restaurants. Mr. Sola, along with Mr. Spivak, created the Daily Grill menu. Prior to joining GCI, Mr. Sola served as opening chef at The Grill on the Alley from inception in 1984 to 1988. Previously, Mr. Sola served in various positions, including Executive Chef, at a wide range of restaurants.

COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

     Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 2002. Based solely on a review of such reports and written statements of its directors, executive officers and shareholders, the Company believes that all of the filing requirements were satisfied on a timely basis in 2002.

COMMITTEES AND ATTENDANCE OF THE BOARD OF DIRECTORS

     In order to facilitate the various functions of the Board of Directors, the Board has created a standing Audit Committee and a standing Compensation Committee. The Board of Directors has no standing nominating committee or any committee performing the functions of such committee.

     The functions of the Company's Audit Committee are to review the Company's financial statements with the Company's independent auditors; to determine the effectiveness of the audit effort through regular periodic meetings with the Company's independent auditors; to determine through discussion with the Company's independent auditors that no unreasonable restrictions were placed on the scope or implementation of their examinations; to inquire into the effectiveness of the Company's financial and accounting functions and internal controls through discussions with the Company's independent auditors and officers of the Company; to recommend to the full Board of Directors the engagement or discharge of the Company's independent auditors; and to review with the independent auditors the plans and results of the auditing engagement. The members of the Audit Committee are Mr. Frank, Chairman, Mr. Golenberg and Mr. Ross. Based on management's assessment and the standards established by Nasdaq, the Company believes that each of the members of the Audit Committee is an "independent" director and satisfies the definition of a "financial expert".

     The functions of the Company's Compensation Committee include reviewing the existing compensation arrangements with officers and employees, periodically reviewing the overall compensation program of the Company and recommending to the Board modifications of such program which, in the view of the development of the Company and its business, the Committee believes are appropriate, recommending to the full Board of Directors the compensation arrangements for senior management and directors, and recommending to the full Board of Directors the adoption of compensation plans in which officers and directors are eligible to participate and granting options or other benefits under such plans. The members of the Compensation Committee are Mr. Frank, Chairman, Mr. Golenberg and Mr. Ross.

     During the year ended December 29, 2002, the Board of Directors held four formal meetings, the Audit Committee held four meetings and the Compensation Committee held one meeting. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, plus
(ii) the total number of meetings held by all committees of the Board of Directors on which the director served.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company is paid a fee of $500 for each Board meeting attended and $250 for each committee meeting attended. The Company also reimburses each director for all expenses of attending such meetings. Each non-employee director is also granted a $500 per quarter food credit at the Company's restaurants. Additionally, each non-employee director is currently granted options, pursuant to the Company's amended 1998 Comprehensive Stock Option and Award Plan, to purchase 6,250 shares of Common Stock upon their initial appointment as a director. Thereafter, each non-employee director on the day following each annual meeting of shareholders of the Company shall automatically receive options to purchase an additional 5,000 shares, plus an additional 1,000 shares for each committee on which such non-employee director serves. All such options are exercisable at the fair market value of the Company's Common Stock on the date of grant. Such options are fully vested and exercisable with respect to all of the shares covered on the date of each grant.

     No additional compensation of any nature is paid to employee directors.

EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth information concerning cash and non-cash compensation paid or accrued for services in all capacities to the Company during the year ended December 29, 2002 of each person who served as the Company's Chief Executive Officer during fiscal 2002 and the four other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 29, 2002 (the "Named Officers").

5



                                                                                                Long Term
Name and                                           Annual Compensation                         Compensation
Principal Position               Year   Salary($)        Bonus($)      Other ($)             Stock Options(#)
--------------------           ------- ----------   ---------------  ------------         ---------------------
Robert Spivak                    2002  235,000            -0-           33,500 (1)                      -0-
  President and                  2001  225,000            -0-           33,500 (1)                 100,000
  Chief Executive Officer        2000  225,000            -0-           33,500 (1)                      -0-

Daryl Ansel                      2002  140,000            -0-              -0-                      15,000
  Chief Financial Officer (2)    2001  130,000            -0-              -0-                      50,000
                                 2000      -0-            -0-              -0-                          -0-

John Sola                        2002  146,000            -0-              -0-                      12,000
  Vice President - Operations    2001  138,000            -0-              -0-                       9,000
  and Development                2000  114,423            -0-              -0-                      10,000

Michael Weinstock                2002  112,500            -0-              -0-                          -0-
  Executive Vice President and   2001  112,500            -0-              -0-                          -0-
  Chairman of the Board          2000  100,000            -0-              -0-                          -0-


(1) Mr. Spivak receives the use of a leased automobile and reimbursement of all expenses related to the use thereof ($13,000), a $1,500 per month non-accountable expense allowance ($18,000) and a $1,000,000 term life insurance policy, in addition to vacation benefits, expense reimbursements and participation in medical, retirement and other benefit plans which are generally available to the Company's executives.

(2)  Mr.  Ansel  joined  the  Company  in  January  2001.

STOCK OPTION GRANTS

     The following table sets forth information concerning the grant of stock options made during 2002 to each of the Named Officers:



                                             PERCENT OF                                  POTENTIAL REALIZABLE VALUE
                                           TOTAL OPTIONS                                  AT ASSUMED ANNUAL RATES
                                            GRANTED TO                                  OF STOCK PRICE APPRECIATION
                         OPTIONS           EMPLOYEES IN         PRICE       EXPIRATION        FOR OPTION TERM
NAME                     GRANTED           FISCAL YEAR        PER SHARE        DATE            5%            10%
----                -------------       -------------------  ------------  -------------  ------------------------
Robert Spivak                 -                   -                 -              -                -           -
Daryl Ansel              15,000               11.4%              1.65       06/26/12          $15,565     $39,445
John Sola                12,000                9.1%              1.65       06/26/12          $12,452     $31,556
Michael Weinstock             -                   -                 -              -                -           -

STOCK OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options during 2002 by each of the Named Officers and the number and value of unexercised options held by the Named Officers at the end of 2002:



                                                  NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                  SHARES                                OPTIONS AT              IN-THE MONEY OPTIONS
                ACQUIRED ON      VALUE                  AT FY-END (#)             AT FY-END ($)(1)
NAME             EXERCISE (#)  REALIZED ($)     EXERCISABLE  UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
-----          -----------  ---------------   -------------- --------------  ------------- --------------
Robert Spivak . .    0             0               73,000       40,750               0          0
Daryl Ansel . . .    0             0               20,000       45,000               0          0
John Sola . . . .    0             0               30,300       26,950               0          0
Michael Weinstock    0             0                3,500          875               0          0


(1) Based on the fair market value per share of the Common Stock at year-end, minus the exercise price of "in-the-money"

EMPLOYMENT CONTRACTS

     Effective January 1, 2001, the Company entered into an amended three year employment agreement with Robert Spivak, the Company's President and Chief Executive Officer. Mr. Spivak's employment agreement provides for an annual salary of $225,000 in 2001, $235,000 in 2002 and $250,000 in 2003. In addition, such agreement provides that Mr. Spivak shall receive a 100,000 share stock option grant, the use of a leased automobile and reimbursement of all expenses related to the use thereof, a $1,500 per month non-accountable expense allowance, five weeks paid vacation per year, a $1,000,000 term life insurance policy, reimbursement of business related travel and meal expenses, participation in all medical, retirement and other benefit plans available to the Company's executives and performance based bonuses in an amount up to fifty percent of salary based on performance criteria established by the Compensation Committee.

     The Company has no other employment agreements with any of its employees.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table is furnished as of April 1, 2003 to indicate beneficial ownership of shares of the Company's Common Stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company's Common Stock, (2) each director, nominee for director and Named Officer of the Company, individually, and (3) all officers and directors of the Company as a group. The information in the following table was provided by such persons.

7



                                                     Amount and Nature of
                                                     Beneficial Ownership (1)
                                                    -------------------------
                                                        Shares Underlying
                                                       Options, Warrants
      Name and Address                                    and Other                            Percent
     of Beneficial Owner                  Shares    Convertible Securities (2)   Total (2)    of Class (2)
-------------------------                ---------  --------------------------  ------------  ------------
Starwood Hotels & Resorts
 Worldwide, Inc. (3) . . . . . . . . .    666,667          666,667              1,333,334         21.5
Michael Weinstock (4)(5)(6). . . . . .    439,789          153,500                593,289         10.4
Robert Spivak (4)(5)(7). . . . . . . .    426,091           73,000                499,091          8.9
Aaron Ferrer (8) . . . . . . . . . . .    410,024                0                410,024          7.4
Keith Wolff (9). . . . . . . . . . . .    337,625           95,000                432,625          7.7
Cundill International Company Ltd (10)    450,000                0                450,000          8.1
Lewis Wolff (11) . . . . . . . . . . .    102,375          381,250                483,625          8.2
Stephen Ross (12). . . . . . . . . . .     63,565          148,873                212,438          3.7
Glenn Golenberg. . . . . . . . . . . .     21,875           23,750                 45,625            *
Charles Frank. . . . . . . . . . . . .     19,642           23,750                 43,392            *
John Sola (13) . . . . . . . . . . . .      8,750           30,300                 39,050            *
Daryl Ansel (14) . . . . . . . . . . .          -           20,000                 20,000            *
Norman MacLeod (15). . . . . . . . . .          -           11,250                 11,250            *
All executive officers and directors
 as a group (9 persons). . . . . . . .  1,082,087          865,673              1,947,760         30.4


*    Less  than  1%.
(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to the table.
(2) Includes shares of Common Stock not outstanding, but which are subject to options, warrants and other convertible securities exercisable or convertible within 60 days of the date of the information set forth in this table, which are deemed to be outstanding for the purpose of computing the shares held and percentage of outstanding Common Stock with respect to the holder of such options. Such shares are not, however, deemed to be outstanding for the purpose of computing the percentage of any other person.
(3)  Address is 1111 Westchester Avenue, White Plains, New York 10604. Includes
     (a) 666,667 shares of common stock held, and (b) 666,667 shares of common stock underlying five year $2.00 warrants. The information set forth herein is based on the Schedule 13D dated July 27, 2001 filed by Starwood Hotels & Resorts Worldwide, Inc. with the Securities and Exchange Commission.
(4)  Address is 11661 San Vicente Blvd., Suite 404, Los Angeles, California
     90049.
(5) All shares indicated as being held by Messrs. Weinstock and Spivak exclude certain shares held by their spouses, children and certain trusts for the benefit of family members. Messrs. Weinstock and Spivak disclaim any beneficial interest in such shares.
(6) Includes (a) 3,500 shares out of 4,375 shares issuable upon exercise of stock options held by Mr. Weinstock and (b) 150,000 shares issuable upon exercise of warrants held by the Weinstock Family Trust.
(7) Includes 73,000 shares out of 113,750 shares issuable upon exercise of stock options held by Mr. Spivak.
(8)  Address is 1 Homs Court Hillsborough, California 94010.
(9)  Address is 11828 La Grange Avenue, Los Angeles, California 90025. Includes
     (a) 242,625 shares of common stock held by Keith Wolff, as Trustee of The Keith M. Wolff 2000 Irrevocable Trust, (b) 95,000 shares of common stock held by KMWGEN Partners, of which Mr. Wolff is the general partner, and (c) 95,000 shares of common stock underlying warrants held by KMWGEN Partners. Mr. Wolff has the sole power to vote or to direct the vote, and the sole power to dispose or to direct the disposition of, the securities beneficially owned by Mr. Wolff, other than the securities owned by KMWGEN Partners, as to which Mr. Wolff shares power with his father, Lewis Wolff. The information set forth herein is based on Amendment No. 1 to the
     Schedule 13D dated July 27, 2001 filed by Mr. Wolff with the Securities and Exchange Commission and information reflected in Schedule 13D described in foot (11) below.

                                        7


(10) Address is 15 Alton Hill, Southampton SN01 Bermuda. The information set forth herein is based on the Schedule 13G dated September 25, 2002 filed by Cundill International Company Ltd with the Securities and Exchange Commission.
(11) Address is 11828 La Grange Avenue, Los Angeles, California 90025. Includes
     (a) 102,375 shares of common stock held by KMWGEN Partners, of which Mr. Wolff and his wife, Jean Wolff, as Trustees of the Wolff Revocable Trust of 1993, are general partners, (b) 95,000 shares of common stock underlying five year $2.25 warrants held by KMWGEN Partners, (c) 11,250 shares of common stock underlying an options to purchase shares of Common Stock, (d) 125,000 shares issuable upon conversion of 500 shares of Series II Convertible Preferred Stock, (e) 75,000 shares issuable pursuant to a warrant to purchase shares at an exercise price of $1.41 per share; and (f) 75,000 shares issuable pursuant to a warrant to purchase shares at an exercise price of $2.12 per share. The Series II Convertible Preferred Stock is convertible commencing June 24, 1998 into a number of shares determined by dividing $1,000 per share by the greater of $4.00 or 75% of the average closing price of the Company's Common Stock over the five trading days immediately preceding conversion, but not higher than $10.00. For purposes hereof, the number of shares shown as being issuable upon conversion of the Series Convertible Preferred Stock is based on a conversion price of $4.00, the minimum conversion price of the Series II convertible Preferred Stock. Mr. Wolff, as Trustee of the Wolff Revocable Trust of 1993, may be deemed to be the beneficial owner of all such securities except for the shares underlying the option to purchase 11,250 shares which option is held directly by Mr. Wolff. Mr. Wolff has the sole power to vote or to direct the vote, and the sole power to dispose or to direct the disposition of, all the shares beneficially owned by Mr. Wolff, other than 190,000 shares beneficially owned by KMWGEN Partners, of which Mr. Wolff and his son, Keith M. Wolff, are the general partners. The information set forth herein is based on Amendment No. 5 to the Schedule 13D dated March 1, 2003 filed by Mr. Wolff with the Securities and Exchange Commission on April 9, 2003.
(12) Includes (a) 63,565 shares of common stock held by Stephen Ross and Rachel Ross as co-trustees of the Ross Family Trust, (b) (i) 63,565 shares of common stock underlying five year $2.25 warrants (ii) 20,000 shares of common stock underlying five year $1.406 warrants held by Stephen Ross and Rachel Ross as co-trustees of the Ross Family Trust, (iii) 20,000 shares of common stock underlying five year $1.406 warrants held by the Mazel Trust of which Stephen Ross is the co-trustee, and (iv) 32,058 shares of common stock underlying five year $2.77 warrants, held by Stephen Ross and Rachel Ross as co-trustees of the Ross Family Trust, and (c) 13,250 shares issuable upon exercise of stock options held by Mr. Ross.
(13) Includes 30,300 shares out of 57,250 shares issuable upon exercise of stock options held by Mr. Sola.
(14) Includes 20,000 shares out of 65,000 shares issuable upon exercise of stock options held by Mr. Ansel.
(15) Mr. MacLeod is an officer of Starwood Hotels & Resorts Worldwide. Mr. MacLeod disclaims any beneficial interest in any shares held by Starwood Hotels & Resorts Worldwide.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     The Company has entered into transactions with various entities that may be deemed to be controlled by Lewis Wolff. Mr. Wolff is the trustee of the Wolff Revocable Trust of 1993 that holds all of the outstanding preferred stock of the Company and may be deemed to be a controlling shareholder of the Company. Mr. Wolff has served as director of the Company since June 2001. Transactions that provide for ongoing obligations and/or rights of the Company, or with respect to which amounts were paid during 2001 and/or 2002, and which may be deemed to have been entered into with Mr. Wolff and his affiliates include: (1) lease of the site of the San Jose Grill at the San Jose Fairmont Hotel from an entity in which Mr. Wolff is a part owner and (2) entry into an agreement with Hotel Restaurant Properties, Inc. ("HRP"), an entity controlled by a member of Mr. Wolff's family, pursuant to which HRP will assist the Company in locating hotel locations for the opening of restaurants and pursuant to which HRP is entitled to a portion of the fees or profits from those restaurants. Rents in the amount of $65,000 and $62,000 were accrued by the Company with respect to the San Jose Grill during 2001 and 2002, respectively.

     In August 1998, the Company entered into an agreement with HRP, of which Mr. Keith Wolff is President. Pursuant to the agreement HRP will assist the Company in locating hotel locations for the opening of restaurants. HRP is entitled to a portion of the fees or profits from those restaurants. The Company paid $142,987 and $168,000 of management fees to HRP during fiscal years 2001 and 2002, respectively. The agreement also provides that HRP will repay to the Company amounts advanced to managed units on behalf of HRP. As of December 29, 2002, HRP owed to the Company $192,000. As of December 30, 2001, HRP owed to the Company $133,000.

     In July 2000, Lewis Wolff and Michael Weinstock each agreed to guarantee $750,000 of the Company's bank credit facility. Pursuant to the terms of the guarantee, the Company issued to each of Mr. Wolff and Mr. Weinstock 75,000 warrants exercisable to purchase common stock at $1.41 per share. In 2001 each of Mr. Wolff and Mr. Weinstock received an additional 75,000 five year warrants exercisable at $2.12 per share. Additionally, the Company agreed to pay each of Mr. Wolff and Mr. Weinstock interest at the rate of 2% per annum of the average annual balance of the loans guaranteed. Interest accrued or paid to Mr. Wolff and Mr. Weinstock totaled $19,355 each during the year ended December 30, 2001 and $0 each at December 29, 2002.

     In July 2001, the Company completed a series of transactions with Starwood Hotels & Resorts Worldwide, Inc., pursuant to which (1) Starwood acquired, for $1,000,000.50, 666,667 shares of Common Stock and five year $2.00 666,667 warrants to purchase shares of the Company's Common Stock, (2) the Company and certain shareholders agreed to take appropriate actions, so long as Starwood owns no fewer than 333,333 shares of Common Stock, to cause one nominee of Starwood to be elected to the Company's board or, in the event the number of restaurants operated pursuant to the Starwood Agreements equals or exceeds ten restaurants, to cause two nominees of Starwood to be elected to the Company's board, and (3) the Company and Starwood agreed to jointly develop the Company's branded restaurants in Starwood properties with Starwood being the exclusive major hotel operator in which the Company's restaurants are developed, managed, operated or licensed. Norman MacLeod has been designated as Starwood's board representative and currently serves as a Director of the Company.

     In conjunction with, and as a condition of, the Starwood transactions, the Company was obligated to secure funding, in addition to that provided by Starwood, in an amount not less than $1,000,000 from the sale of equity securities to other investors on terms not more favorable to the investors than those of Starwood. Pursuant to that obligation, the Company sold, for $142,500, 95,000 shares of common stock and 95,000 five year $2.25 warrants to KMWGEN Partners, a partnership of which Lewis Wolff, as Trustee of the Wolff Revocable Trust of 1993, and Keith Wolff, as Trustee of The Keith M. Wolff 2000 Irrevocable Trust, are general partners.

     Also, in conjunction with the Starwood transactions, the Company sold 65,565 shares of common stock to the Ross Family Trust for $95,348. The Ross Family Trust and the Mazel Trust, both of which Mr. Ross is co-trustee of, in 2000, loaned $400,000 to the Company for which it is paid interest of 10% and was issued 40,000 five year warrants exercisable at $1.40625 per share. In 2001 the trusts were issued an additional 32,058 four year warrants exercisable at $2.77 per share. In 2002, the Ross Family Trust acquired the loans from the Mazel Trust. The Company owed $274,416 to the Ross Family Trust at December 30, 2001 and $175,657 at December 29, 2002. Stephen Ross, co-trustee of the Ross Family Trust was elected as a director of the Company in 2001, following the Starwood transactions.

     The Starwood Agreements also provide for the issuance to Starwood, after the aggregate number of branded restaurants covered by management agreements or licensing agreements reaches five, ten, fifteen and twenty (each a "Development Threshold Date"), of warrants (the "Development Warrants") to purchase a number of shares of the Company's Common Stock equal to 4% of the then outstanding shares of capital stock. The Development Warrants will have an exercise price equal to (1) if the fair market value of the Common Stock as of the applicable Development Threshold Date is greater than the fair market value of the Common Stock as of the closing date of the transactions contemplated by the Starwood Agreements (the "Closing Date"), the greater of (A) 75% of the fair market value of the Common Stock on the date of issuance of the Development Warrants or (B) the fair market value of the Common Stock on the closing date as defined in the Starwood Agreements, or (2) if the fair market value of the Common Stock as of the applicable Development Threshold Date is equal to or less than the fair market value of the Common Stock on the closing date, the fair market value of the Common Stock as of the applicable Development Threshold Date.

     In addition to the Development Warrants, the Starwood Agreements provide for the issuance of warrants (the "Incentive Warrants") to Starwood to purchase a number of shares of the Company's Common Stock equal to 0.75% of the then outstanding shares of capital stock of the Company on the date of execution of any management agreement or license agreement (the "Initial Incentive Threshold Date") resulting in the total number of restaurants being operated pursuant to the Starwood Agreements exceeding 35% of the total branded restaurants operated by the Company. Additional Incentive Warrants will be issued on each anniversary of the Initial Incentive Threshold Date provided that the incentive threshold continues to be satisfied.

     During 2002, the Company entered into a Management Agreement with respect to a restaurant operated in a Starwood property in Houston, Texas. In conjunction with the Management Agreement, the Company advanced certain costs relating to the opening of the restaurant. At December 29, 2002, Starwood owed $63,653 to the Company.

     The Company has no existing corporate policy that prohibits or governs the terms of any such transactions. Any such transactions are, however, reviewed by the Audit Committee to determine the fairness of such transactions.

     Other than elections to office, no director, nominee for director, executive officer or associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors reviews and approves the general compensation policies of the Company with respect to stock options and the compensation plans and specific compensation levels for executives of the Company. The Compensation Committee consists of non-employee Directors who are not eligible to participate in any of the compensation plans or programs it administers, other than the options these individuals receive under the guidelines established for the granting of stock options to Board and Committee members.

     The primary consideration of the Compensation Committee in determining overall executive compensation is to motivate, reward and retain the best management team to achieve the company's objective and thus compensation is based upon a combination of overall financial performance of the company, the meeting of long term objectives and each individuals' experience and past performance, while considering salaries of other executives in similar companies.

     The executive compensation system consists of three major components: base salary, annual incentive - consisting of participation in a cash bonus program, and long-term incentive compensation - consisting of stock option grants.

     Base Salary. For fiscal 2002, the base salary of the executive officers, other than the Chief Executive Officer whose salary is determined by an employment agreement, were set based upon the results of the executive's performance review. Each executive is reviewed by the Chief Executive Officer and given specific objectives, which vary with the executive's position and responsibilities. At the next annual review, the actual performance of the executive is compared to the previously established specific objectives and base salary is adjusted accordingly.

     Cash Bonus Program. During 2002, the Compensation Committee established a formula for cash bonuses to be paid to executive officers that is based upon financial performance of the Company. The formula provides for a pool of money to be split among the various executives. The amount of the bonus pool is based upon the Company's financial performance taking into account financial performance of the Company relative to budgeted profitability targets and other performance criteria established by the Compensation Committee. The maximum annual bonus available under the bonus plan ranged from 10% to 50% of base salary during 2002, depending on the individual's position in the Company and measurement of Company financial performance against the foregoing annual incentive compensation criteria.

     During fiscal 2002 the Company's performance did not meet the required financial performance goals and thus no cash bonuses were paid.

     Stock Options. The Company believes that the granting of stock options serves as a long term incentive to officers and other employees of the Company and its subsidiaries. The 1995 and 1998 stock option plans provide the Company with flexibility in awarding of stock options.

     Based on a review of the level of options held and other equity ownership in the Company, stock option grants to officers during 2002 were made to select management personnel.

     2002 Compensation of the CEO. The 2002 salary of the CEO was fixed by an employment agreement entered into in January 2001 based on the Committee's review of Mr. Spivak's prior performance, the Company's future plans and the salaries of CEO's of similarly positioned companies. Mr. Spivak's salary during 2002 was $235,000. The Company paid no bonus to Mr. Spivak during 2002.

     Based on a review of the level of options held and performance versus the Company's plan, during 2002, the Committee granted no additional options to Mr. Spivak.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code contains provisions, which could limit the deductibility of certain compensation payments to the Company's executive officers. The Company believes that any compensation realized in connection with the exercise of stock options granted by the Company will continue to be deductible as performance based compensation. The policy of the Company is to design its compensation programs generally to preserve the tax deductibility of
compensation paid to its executive officers.   The Committee could determine,
however, taking into consideration the burdens of compliance with Section 162(m) and other relevant facts and circumstances, to pay compensation that is not fully deductible, if the Committee believes such payments are in the Company's best interests.

     Compensation Committee Interlocks and Insider Participation. None of the Company's executive officers served during fiscal 2002 as a member of the board of directors or compensation committee of any entity that has had one or more executive officers which served as a member of the Company's Board of Directors or Compensation Committee.

                                   COMPENSATION COMMITTEE

                                   Charles Frank, Chairman
                                   Glenn Golenberg
                                   Stephen Ross

COMPANY PERFORMANCE

     The following graph compares the cumulative total investor return on the Company's Common Stock for the five years ended December 29, 2002 with the S&P SmallCap 600 Index and the S&P SmallCap 600 Restaurant Index.

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Shareholders are cautioned against drawing any conclusions from the data contained herein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

                               [GRAPHIC OMITED]




                   Base Period
                     December     December   December   December    December   December
                     31 1997      31 1998    31 1999    31 2000     31 2001    31 2002
                     -------      -------    -------    -------     -------    -------
Grill Concepts, Inc.    100        82.84       36.78       65.70      28.57      30.85
S&P SmallCap 600 Index  100        97.99      110.63      128.84     138.41     117.02
S&P 600 Restaurants     100       106.16       87.93      115.01     159.27     148.51

                                   PROPOSAL 2
                              INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 28, 2003, and recommends that the shareholders vote for ratification of such appointment. PricewaterhouseCoopers, and its predecessor firm, Coopers & Lybrand LLP, has served as the Company's independent auditors since 1997. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate inquiries from shareholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

AUDIT FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 29, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2002 fiscal year were $122,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP did not render any professional services to the Company for financial information systems design and implementation, as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X, during the year ended December 29, 2002.

ALL OTHER FEES

     PricewaterhouseCoopers LLP did not render any other professional services to the Company during the fiscal year ended December 29, 2002.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is primarily responsible for overseeing management's practices and conduct regarding (i) financial reporting, accounting policies and disclosure practices; (ii) internal controls and (iii) compliance with all applicable laws, regulations and Company policy. The Audit Committee functions in accordance with a written charter adopted by the Board and included in the proxy statement for the 2001 Annual Meeting of Shareholders. The Audit Committee reviews its charter annually and is in the process of considering changes to its charter for recommendation to the Board to address recent legislation and Nasdaq initiatives.

     The Audit Committee is comprised of three outside directors. Each of these individuals meets the current independence and financial experience requirements of Nasdaq.

     For the fiscal year ended December 29, 2002, the Audit Committee met four times. At these meetings, the Audit Committee met with members of senior management (including the CEO, CFO and controller) and the Company's independent auditors to discuss and review overall audit scope and plans, the results of audit examinations, evaluations by the auditors of the Company's internal controls, the quality of the Company's financial reporting and other matters. Specifically, the Audit Committee, among other things: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the Company's independent auditors, the matters required to be discussed under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (as amended by Statement on Auditing Standards No. 90); (iii) received the written disclosures and the letter from the auditors as required by the Independence Standards Board Standard No. 1 and discussed with the independent auditors the independence of the independent auditors from management and from the Company; (iv) reviewed and oversaw the process by which the Company's chief executive officer and chief financial officer provided legally required certifications; and (v) considered whether the rendition of non-audit services by the independent auditors was compatible with their independence.

     In reliance on these reviews and discussions, the Audit Committee, in furtherance of its oversight role, recommended, and the Board approved, that Grill Concepts' audited financial statements be included in Grill Concepts' Annual Report on Form 10-K for the fiscal year ended December 29, 2002, for filing with the Securities and Exchange Commission. The Audit Committee, subject to shareholder ratification, also re-appointed PricewaterhouseCoopers as the independent auditors of the Company for fiscal year 2003 and set PricewaterhouseCoopers' compensation.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.
Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles and that the Company's independent accountants are in fact "independent."

                                   THE AUDIT COMMITTEE

                                   Charles A. Frank, Chairman
                                   Glenn Golenberg
                                   Stephen Ross

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     In order for shareholder proposals to be included in the Company's Proxy Statement and proxy relating to the Company's 2004 Annual Meeting of Shareholders, such proposals must be received by the Company at its principal executive offices not later than December 31, 2003. If the Company receives notice of a shareholder proposal after March 15, 2004, persons named as proxies for the 2004 Annual Meeting of Shareholders will have discretionary authority to vote on such proposal at such meeting.

                            EXPENSES OF SOLICITATION

     All of the expenses of soliciting proxies from shareholders, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and proxy statements to the beneficial owners of the Company's Common Stock, will be borne by the Company.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. In the event any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all such proxies in accordance with their best judgment on such matters.

     Whether or not you are planning to attend the Annual Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the enclosed stamped envelope at your earliest convenience.




                                   Michael Weinstock
                                   Chairman


Los Angeles, California
April 28, 2003

                              GRILL CONCEPTS, INC.
                       11661 San Vicente Blvd., Suite 404
                          Los Angeles, California 90049

                    Proxy for Annual Meeting of Shareholders
                           to be held on June 25, 2003

           This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Robert Spivak and Michael Weinstock, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Grill Concepts, Inc., a Delaware corporation (the "Company"), on June 25, 2003, at 9:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

     1.     GRANTING         WITHHOLDING         authority to vote for the
                    --------             --------
election as directors of the Company the following nominees: Robert Spivak, Michael Weinstock, Charles Frank, Glenn Golenberg, Lewis Wolff, Stephen Ross and Norman MacLeod.

(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)

     2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent certifying accountants.

                  FOR                  AGAINST              ABSTAIN
         --------             --------              --------

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

                                   Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

                                   DATED:                            , 2003
                                         ----------------------------


                                  Signature:
                                            --------------------------------

                                  Signature if held
                                  jointly:
                                            --------------------------------


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE